Exhibit 99.1

NEXTGEN ACQUISITION CORPORATION

BALANCE SHEET

	October 9, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,770,738	$25,000,000	(a)	$1,770,738
		500,002	(b)
		(500,000	)(c)
		(25,000,000	)(f)
Prepaid expenses	26,800	-		26,800
Total current assets	1,797,538	2		1,797,538
Cash held in Trust Account	350,000,000	25,000,000	(f)	375,000,000
Total Assets	$351,797,538	$25,000,000		$376,797,538

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$252,799	$-		$252,799
Accrued expenses	75,000	-		75,000
Total current liabilities	327,799	-		327,799
Deferred underwriting commissions	12,250,000	875,000	(d)	13,125,000
Total liabilities	12,577,799	875,000		13,452,799

Commitments and Contingencies
Class A ordinary shares; 33,421,973 and 35,834,474 shares subject to possible redemption at $10.00 per share, actual and as adjusted	334,219,730	24,125,000	(e)	358,344,730

Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,578,027 and 1,665,527 shares issued and outstanding (excluding 33,421,973 and 35,834,473 shares subject to possible redemption), actual and as adjusted	158	250	(a)	167
		(241	)(e)
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,062,500 and 9,375,000 shares issued and outstanding, actual and as adjusted (1)	1,006	(69	)(g)	937
Additional paid-in capital	5,038,954	24,999,750	(a)	5,039,014
		500,000	(b)
		(500,000	)(c)
		(875,000	)(d)
		(24,124,759	)(e)
		69	(g)
Accumulated deficit	(40,109)	-		(40,109)
Total shareholders’ equity	5,000,009	(8)		5,000,009
Total Liabilities and Shareholders’ Equity	$351,797,538	$25,000,000		$376,797,538

(1)	This number includes up to 1,312,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 17, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 2,500,000 Units and forfeited the remaining option; thus, an aggregate of 687,500 shares of Class B ordinary shares was forfeited accordingly.

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of NextGen Acquisition Corporation (the “Company”) as of October 9, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 17, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 35,000,000 units (the “Units”) on October 9, 2020. Each Unit consisted of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $350.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 5,250,000 additional Units to cover over-allotments, if any. On November 13, 2020, the Underwriters partially exercised the over-allotment option and on November 17, 2020, purchased an additional 2,500,000 Units (the “Over-Allotment Units”), generating gross proceeds of $25.0 million, and incurred additional offering costs of approximately $1.4 million in underwriting fees (inclusive of approximately $875,000 in deferred underwriting fees) (the “Over-Allotment”).

Simultaneously with the closing of the IPO on October 9, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 6,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to NextGen Sponsor LLC, a Cayman Island exempted company (the “Sponsor”), generating proceeds of $9.0 million. Simultaneously with the closing of the Over-allotment on November 17, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 333,334 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of $500,000.

Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, $375.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

In addition, the Sponsor agreed to forfeit up to 1,312,500 Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on November 17, 2020 and forfeited the remaining option; thus, an aggregate of 687,500 shares of Class B ordinary shares was forfeited accordingly.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$25,000,000
	Class A ordinary shares		$250
	Additional paid-in capital		$24,999,750
	To record sale of 2,500,000 Over-Allotment Units at $10.00 per Unit

(b)	Cash	$500,000
	Additional paid-in capital		$500,000
	To record sale of 333,334 Private Placement Warrants at $1.50 per warrant

(c)	Additional paid-in capital	$500,000
	Cash		$500,000
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$875,000
	Deferred underwriting commissions		$875,000
	To record additional deferred underwriting fee on overallotment option

(e)	Class A ordinary shares	$241
	Additional paid-in capital	$24,124,759
	Class A ordinary shares subject to possible redemption		$24,125,000
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock

(f)	Cash	$25,000,000
	Trust account		$25,000,000
	To transfer $10.00 per Additional Shares to Trust Account

(g)	Class B ordinary shares	$69
	Additional paid-in capital		$69
	To record forfeiture of 687,500 Founder Shares by the Sponsor

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